UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

Tamir Biotechnology, Inc.
(Exact name of registrant as specified in its charter)

0-11088
(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11 Deer Park Drive, Suite 204, Princeton Corporate Plaza, Monmouth Junction, NJ 08852
(Address of principal executive offices, with zip code)

(732) 823-1003
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 13, 2012, Tamir Biotechnology, Inc. (“Tamir”) received initial results from the independent laboratory performing the ongoing non-clinical proof-of-concept study of ONCONASE® as a potential treatment for human papillomavirus (HPV).  These results indicate that various topical formulations of ONCONASE were present at least 72 hours after treatment, representing transdermal delivery of ONCONASE® on human skin.  Based on these positive results, Tamir is currently in discussions with its partner for this project, US Pharmacia (and including its affiliates “USPI”), to fund the next phase of proof-of-concept testing of ONCONASE® for HPV. There can be no assurance such funding can be obtained.

On May 30, 2012, Tamir was served with a complaint filed by its current board member and former President and Chief Executive Officer, Charles Muniz, in the Superior Court of New Jersey, Middlesex County. In the complaint Mr. Muniz alleges that his employment with Tamir was wrongfully terminated and that such termination was in retaliation for his complaints to Tamir’s board of directors. Mr. Muniz claims Tamir’s board of directors failed to disclose material and significant information to investors and shareholders about ONCONASE® for HPV and that such failure to disclose such information constituted unlawful deception, misrepresentation, violation of the board’s fiduciary responsibilities and fraudulent activity. Mr. Muniz is seeking unspecified damages. Tamir believes Mr. Muniz’s allegations are without merit and intends to defend itself from his claims to the extent it has the resources to do so.

Although Mr. Muniz’s complaint does not specify what information about ONCONASE® for HPV he alleges the board of directors failed to disclose, based upon communications the board of directors has received from Mr. Muniz, Tamir believes that Mr. Muniz is referring to his contention that passive transdermal delivery of large molecular weight molecules was not scientifically possible and that Tamir should not pursue the development of such a formulation of ONCONASE®. Although the preliminary test results discussed above need to be further evaluated through testing, Tamir believes that these preliminary test results demonstrate that Mr. Muniz’s contention that passive transdermal delivery of large molecular weight molecules, specifically ONCONASE®, was scientifically impossible, is incorrect. As was explained to Mr. Muniz numerous times before he filed his lawsuit, Tamir’s board of directors made a determination to pursue the development of several formulations of ONCONASE® that could achieve passive transdermal delivery, based upon reasonable scientific processes and the emergence of new powerful patented formulations that facilitate transdermal delivery of large molecular weight molecules that might make it possible to develop such a formulation for ONCONASE®.  The board of directors’ decision was also based upon the fact that Tamir had essentially no cash remaining, USPI was the company’s only funding source and USPI was only willing to fund the development of such a formulation of ONCONASE®. During his tenure as CEO, Mr. Muniz was unable to secure a partner or investors willing to fund any formulation of ONCONASE® for the treatment of HPV other than those formulations that Tamir has pursued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMIR BIOTECHNOLOGY, INC.

Date: June 14, 2012	By:	/s/ Lawrence A. Kenyon
	Name:	Lawrence A. Kenyon
	Title:	Chief Executive Officer and Chief Financial Officer